UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 27, 2013

Date of Report (Date of earliest event reported)

APPLE INC.

(Exact Name of Registrant as Specified in its Charter)

California	000-10030	94-2404110
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Infinite Loop

Cupertino, California 95014

(Address of Principal Executive Offices) (Zip Code)

(408) 996-1010

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Apple Inc. (the “Company”) was held on February 27, 2013. At the Annual Meeting, the shareholders voted on the following five proposals and cast their votes as described below.

1. The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified.

	For	Authority Withheld	Broker Non-Vote
William V. Campbell	517,785,347	8,226,728	231,644,269
Timothy D. Cook	521,467,721	4,542,056	231,644,269
Millard S. Drexler	462,834,294	63,177,883	231,644,269
Al Gore	461,980,848	64,031,329	231,644,269
Robert A. Iger	521,122,188	4,887,588	231,644,270
Andrea Jung	445,229,108	80,783,069	231,644,269
Arthur D. Levinson	518,902,417	7,109,658	231,644,269
Ronald D. Sugar	521,505,110	4,504,667	231,644,269

2. A management proposal to amend the Company’s articles of incorporation, which was included in the Company’s proxy materials, was withdrawn and no vote was taken.

3. A management proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
744,956,141	4,342,788	2,609,556	5,747,961

4. A non-binding, advisory resolution to approve executive compensation, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
323,257,477	206,194,772	12,062,890	216,141,307

5. A shareholder proposal entitled “Executives to Retain Significant Stock,” as described in the proxy materials. This proposal was not approved.

For	Against	Abstained	Broker Non-Vote
155,108,255	366,871,704	4,030,440	231,646,047

6. A shareholder proposal entitled “Board Committee on Human Rights,” as described in the proxy materials. This proposal was not approved.

For	Against	Abstained	Broker Non-Vote
27,877,981	469,058,548	29,073,705	231,646,212

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLE INC.
(Registrant)

		By:	/s/ Bruce Sewell
Date:	March 1, 2013		D. Bruce Sewell Senior Vice President, General Counsel and Secretary